Exhibit 4

SUPPLEMENTAL AGREEMENT dated as of July 1, 2011 (this “Supplemental Agreement”), to the Pooling and Servicing Agreement dated as of May 29, 1991, as amended and restated as of October 5, 2001 (as the same has been amended, supplemented or otherwise modified, the “Pooling and Servicing Agreement”), between CITIBANK, N.A., a national banking association (“Citibank”), as successor by merger to Citibank (South Dakota), National Association, a national banking association (“Citibank (South Dakota)”), as Seller and Servicer, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee.

W I T N E S S E T H:

WHEREAS, Citibank (South Dakota) and the Trustee are parties to the Pooling and Servicing Agreement;

WHEREAS, on the date hereof Citibank (South Dakota) merged with and into Citibank, with Citibank as the surviving entity (the “Merger”);

WHEREAS, pursuant to Section 7.02(a) of the Pooling and Servicing Agreement, in case of a merger of the Seller into any other corporation, if the Seller is not the surviving entity, the corporation into which the Seller is merged shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, shall be a savings and loan association, a national banking association, a bank or other entity which is not subject to Title 11 of the United States Code and shall expressly assume, by an agreement supplemental to the Pooling and Servicing Agreement, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Seller under the Pooling and Servicing Agreement, including its obligations under Section 7.04 thereof;

WHEREAS, pursuant to Section 8.02(a) of the Pooling and Servicing Agreement, in case of a merger of the Servicer into any other corporation, if the Servicer is not the surviving entity, the corporation into which the Servicer is merged shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, shall be a savings and loan association, a national banking association, a bank or other entity which is not subject to Title 11 of the United States Code and shall expressly assume, by an agreement supplemental to the Pooling and Servicing Agreement, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer under the Pooling and Servicing Agreement;

WHEREAS, Citibank is a national banking association organized and existing under the laws of the United States of America and is not subject to Title 11 of the United States Code; and

WHEREAS, as a result of the Merger, Citibank is assuming, by and under this Supplemental Agreement, the performance of every covenant and obligation of Citibank (South Dakota) as Seller or Servicer under the Pooling and Servicing Agreement, including its obligations as Seller under Section 7.04 thereof.

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Certificateholders and any Series Enhancer to the extent provided herein and in any Supplement:

1. Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Pooling and Servicing Agreement.

2. Assumption by Citibank.  Citibank hereby assumes the performance of every covenant and obligation of Citibank (South Dakota) as Seller or Servicer under the Pooling and Servicing Agreement, including its obligations as Seller under Section 7.04 thereof, and under each Supplement.

3. Representations and Warranties. Citibank hereby represents and warrants that:

(a) It is a national banking association duly organized and existing under the laws of the United States of America and is not subject to Title 11 of the United States Code and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Supplemental Agreement.

(b) This Supplemental Agreement has been duly authorized, executed and delivered by Citibank and is a valid and binding obligation of Citibank enforceable against Citibank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect.

(c) The execution and delivery of this Supplemental Agreement by Citibank and the performance of its obligations hereunder will not conflict with or violate any Requirements of Law applicable to Citibank or conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Citibank is a party or by which it or its properties are bound.

(d) There are no proceedings or investigations pending or, to the best knowledge of Citibank, threatened against Citibank before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Supplemental Agreement or seeking any determination or ruling that, in the reasonable judgment of Citibank, would materially and adversely affect the performance by Citibank of its obligations hereunder.

(e) All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Citibank in connection with the execution and delivery of this Supplemental Agreement by Citibank and the performance of its obligations hereunder have been duly obtained, effected or given and are in full force and effect.

(f) As a result of the Merger, Citibank is an Eligible Servicer.

4. Ratification of Pooling and Servicing Agreement; Supplemental Agreement Part of Pooling and Servicing Agreement.  Except as expressly amended hereby, the Pooling and Servicing Agreement and each Supplement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, and this Supplemental Agreement shall form a part of the Pooling and Servicing Agreement for all purposes.

5. Governing Law.  THIS SUPPLEMENTAL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Counterparts.  The parties may sign any number of copies of this Supplemental Agreement.  Each signed copy shall be an original, but all of them together shall represent the same agreement.  An executed counterpart of this Supplemental Agreement delivered by fax or other means of electronic transmission shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart.

7. Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction of this Supplemental Agreement.

8. The Trustee.  The Trustee hereby confirms that the Trustee has determined that Citibank “has demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care” in accordance with clause (c) of the definition of “Eligible Servicer” in the Pooling and Servicing Agreement.  Except for the foregoing statement, the Trustee makes no representation as to the validity, sufficiency or enforceability of this Supplemental Agreement or any of the recitals, statements, representations, covenants or agreements contained herein.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed by their respective officers as of the date first above written.

CITIBANK, N.A.

By:  /s/ Douglas C. Morrison
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Douglas C. Morrison
Vice President

DEUTSCHE BANK TRUST COMPANY
AMERICAS, Trustee

By:  /s/ Jenna Kaufman
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Jenna Kaufman
Director

By:  /s/ Maria Inoa
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Maria Inoa
Associate